SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  FORM 8-K/A-3

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: JANUARY 28, 1999

                             HENLEY HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

                                      TEXAS
                 (State or other jurisdiction of incorporation)



        0-28566                                   76-0335587
(Commission File Number)                 (IRS Employer Identification No.)


                120 INDUSTRIAL BOULEVARD, SUGAR LAND, TEXAS 77478
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (281) 276-7000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)    Financial Statements of Businesses Acquired.

       See the Financial Statements included herein on page F-1.

(b)    Pro Forma Financial Information.

HENLEY HEALTHCARE, INC.
PROFORMA PROFIT & LOSS STATEMENT
SIX MONTHS ENDED JUNE 30, 1998

                                                                     ENRAF-                       PROFORMA       PROFORMA
                                                    HENLEY           NONIUS        COMBINED      ADJUSTMENTS   CONSOLIDATED
                                                 ------------    ------------    ------------    -----------   ------------
Net Sales ....................................   $ 15,488,719    $ 14,278,922    $ 29,767,641                  $ 29,767,641
Cost of Sales ................................      9,488,117       7,781,373      17,269,490                    17,269,490
                                                 ------------    ------------    ------------    -----------   ------------
Gross Profit .................................      6,000,802       6,497,549      12,498,151                    12,498,151
Operating Expenses ...........................      6,889,909       8,271,569      15,161,478        704,379(A)  15,865,857
                                                 ------------    ------------    ------------    -----------   ------------
Loss From Operations .........................       (889,307)     (1,774,020)     (2,663,327)      (704,379)    (3,367,706)
Interest Expense .............................       (765,771)       (436,275)     (1,202,046)        28,275(B)  (1,173,771)
Other Income (Expense) Net ...................         19,972                          19,972                        19,972
                                                 ------------    ------------    ------------    -----------   ------------
Net Loss From Continuing Operations ..........     (1,635,106)     (2,210,295)     (3,845,401)      (676,104)    (4,521,505)
Foreign Currency Translation .................                         (4,902)         (4,902)                       (4,902)
Preferred Stock Dividends ....................        672,917                         672,917                       672,917
                                                 ------------    ------------    ------------    -----------   ------------
Net Loss From Continuing Operations Available
    to Common Shareholders ...................   $ (2,308,023)   $ (2,215,197)   $ (4,523,220)   $  (676,104)  $ (5,199,324)
                                                 ============    ============    ============    ===========   ============
Weighted Average Common & Common Equivalent
    Shares Outstanding .......................      4,652,609                                                     4,652,609
Loss From Continuing Operations Per Common and
    Common Equivalent Share ..................   $      (0.50)                                                 $      (1.12)
                                                 ============                                                  ============

The historical amounts for Henley exclude the Homecare Division's operations as such division was sold in August 1998.

The following notes identify the pro forma adjustments made to the historical amounts in the pro forma unaudited financial statements.

     A) Represents the increase related to the amortization of goodwill, and royalty at 1 1/2%.

     B) Represents the incremental decrease of interest expense related to replacing Enraf-Nonius' allocated portion of Delft Instruments, BV consolidated debt with the post acquisition debt structure.

HENLEY HEALTHCARE, INC.
PROFORMA PROFIT & LOSS STATEMENT
YEAR ENDED DECEMBER 31, 1997

                                                                        ENRAF-                        PROFORMA           PROFORMA
                                                       HENLEY           NONIUS        COMBINED       ADJUSTMENTS       CONSOLIDATED
                                                    ------------    ------------    ------------    ------------       ------------
Net Sales........................................   $ 17,584,975    $ 32,079,500    $ 49,664,475                       $ 49,664,475
Cost of Sales ...................................     10,140,676      15,937,000      26,077,676                         26,077,676
                                                    ------------    ------------    ------------    ------------       ------------
Gross Profit ....................................      7,444,299      16,142,500      23,586,799                         23,586,799
Operating Expenses ..............................      7,033,026      19,446,000      26,479,026       1,408,758(A)      27,887,784
                                                    ------------    ------------    ------------    ------------       ------------
Income (Loss) From Operations ...................        411,273      (3,303,500)     (2,892,227)     (1,408,758)        (4,300,985)
Interest Expense ................................     (1,147,842)       (224,000)     (1,371,842)       (604,000)(B)     (1,975,842)
Other Income (Expense) Net ......................        105,018         (39,000)         66,018                             66,018
                                                    ------------    ------------    ------------    ------------       ------------
Net Loss From Continuing Operations .............   $   (631,551)   $ (3,566,500)   $ (4,198,051)   $ (2,012,758)      $ (6,210,809)
                                                    ============    ============    ============    ============       ============
Weighted Average Common & Common
   Equivalent Shares Outstanding ................      3,000,119                                                          3,000,119

Loss from Continuing Operations Per Common
   and Common Equivalent Share ..................   $      (0.21)                                                      $      (2.07)
                                                    ============                                                       ============

The historical amounts for Henley exclude the Homecare division's operations as such division was sold in August 1998.

The following notes identify the pro forma adjustments made to the historical amounts in the pro forma unaudited financial statements.

     A) Represents the increase related to the amortization of goodwill, and royalty at 1 1/2%.

     B) Represents the incremental increase of interest expense related to replacing Enraf-Nonius' allocated portion of Delft Instruments, BV consolidated debt with the post acquisition debt structure.

(c)        Exhibits.

       The following exhibits, from which schedules and exhibits have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K.

        *2.1 Agreement for the Sale and Purchase of the Enraf-Nonius Companies, dated March 6, 1998, by and between Henley Healthcare, Inc. on behalf of Henley Healthcare B.V. and Delft Instruments Nederland B.V., Delft Instruments International B.V., Beheermaatschappij Elektroptik B.V., Delft Instruments France S.A., B.V. Industriele Houdstermaatschappij Odelca, Enraf-Nonius Technology B.V., Beheermaatschappij Oldelft B.V., Dimeq Verwaltungs GMBH Berlin and N.V. Verenigde Instrumentenfabrieken Enraf-Nonius.

        *2.2 Amendment to the Agreement Regarding the Sale and Purchase of the Enraf-Nonius Companies, dated May 29, 1998, by and between Henley Healthcare B.V. and Delft Instruments Nederland B.V., Delft Instruments International B.V., Beheermaatschappij Elektroptik B.V., Delft Instruments France S.A., B.V. Industriele Houdstermaatschappij Odelft, Enraf-Nonius Technology B.V., Beheermaatschappij Oldelca B.V., Dimeq Verwaltungs GMBH Berlin and N.V. Verenigde Instrumentenfabrieken Enraf-Nonius.

        *10.1 Subordinated Loan Agreement dated as of May 29, 1998, by and between Delft Instruments Nederland B.V., Henley Healthcare B.V., and Henley Healthcare Inc.

        *10.2 Fourth Amendment to Amended and Restated Loan Agreement, dated effective May 29, 1998, by and between Henley Healthcare, Inc. and Comerica Bank-Texas.

        *10.3 Amendment to Subordination Agreement dated as of May 29, 1998 by and between Maxxim Medical, Inc., Henley Healthcare, Inc. and Comerica Bank-Texas.

        *10.4 Joinder Agreement dated effective as of May 29, 1998, executed by Henley Healthcare, B.V.

        *10.5 Second Modification to Convertible Subordinated Promissory Note, dated as of June 5, 1998, between Henley Healthcare, Inc. and Maxxim Medical, Inc.

        *10.6   Revolving Loan Agreement with Bank of Artesia.

        **23.1  Consent of Moret Ernst & Young Accountants

----------------
       *      Previously included with Form 8-K/A filed on August 14, 1998.
       **     Filed herewith.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HENLEY HEALTHCARE, INC.

                                           By: /s/ MICHAEL M. BARBOUR
Date: January 27, 1999                     Michael M. Barbour,
                                           President and Chief Executive Officer

                       1997 COMBINED FINANCIAL STATEMENTS

                                       OF

                           THE ENRAF-NONIUS COMPANIES

The Board of Directors
The Enraf-Nonius Companies


REPORT OF THE INDEPENDENT AUDITORS

We have audited the accompanying combined balance sheet of the Enraf-Nonius Companies (comprised of Enraf-Nonius B.V., Enraf-Nonius N.V., Enraf-Nonius S.A., and Enraf-Nonius Medizintechnik GmbH, (collectively the Group) as of December 31, 1997 and the accompanying combined statements of operations and comprehensive loss, stockholder's equity/(deficiency) and cash flows for the two years ended December 31, 1997 and 1996.

These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group at December 31, 1997 and the combined results of their operations and their cash flows for the two years ended December 31, 1997 and 1996, in conformity with United States generally accepted accounting principles.

The interim financial statements at June 30, 1998 and 1997 have not been audited by us. Consequently, we do not express an opinion thereon.

The Hague, July 31, 1998


MORET ERNST & YOUNG ACCOUNTANTS

                                                          ENRAF-NONIUS COMPANIES

COMBINED BALANCE SHEETS

ASSETS

                                                                                        UNAUDITED
(NLG 000'S)                                                      DECEMBER 31, 1997    JUNE 30, 1998
                                                                 -----------------   -----------------
CURRENT ASSETS
Cash and cash equivalents ....................................               6,369               1,894
Receivables
o Trade, less allowance for doubtful accounts as of
  December 31, 1997 and June 30, 1998 of 3,185 and 3,375,
  respectively ...............................................              10,581              10,942
o Other ......................................................                 744                 634

Inventories ..................................................              10,411               6,461
Due from related companies ...................................               4,266               1,469
Prepaid expenses .............................................                 887               1,054
                                                                 -----------------   -----------------
Total current assets .........................................              33,258              22,454
PROPERTY, PLANT AND EQUIPMENT AT COST, LESS ACCUMULATED
       DEPRECIATION ..........................................               8,547               3,692
INTANGIBLE ASSETS, LESS ACCUMULATED AMORTIZATION AS OF
       DECEMBER 31, 1997 AND JUNE 30, 1998 OF 213 AND 320,
       RESPECTIVELY ..........................................                 427                 320
INVESTMENTS IN AFFILIATES ....................................                 186                 186
                                                                 -----------------   -----------------
TOTAL ASSETS .................................................              42,418              26,652
                                                                 =================   =================

                                                          ENRAF-NONIUS COMPANIES

                    LIABILITIES AND STOCKHOLDER'S DEFICIENCY

                                                                                         UNAUDITED
(NLG 000'S)                                                     DECEMBER 31, 1997      JUNE 30, 1998
                                                                -----------------    -----------------
CURRENT LIABILITIES
Bank overdraft ..............................................               1,129               13,928
Accounts payable ............................................               8,831                6,595
Accrued expenses and other payables .........................               4,150                5,370
Due to related companies ....................................              32,010                 --
                                                                -----------------    -----------------
Total current liabilities ...................................              46,120               25,893
                                                                -----------------    -----------------
LONG-TERM DEBTS .............................................                --                  7,320
                                                                -----------------    -----------------
PENSION OBLIGATIONS .........................................               1,824                1,824
                                                                -----------------    -----------------
OTHER PROVISIONS ............................................                 145                  145
                                                                -----------------    -----------------
OBLIGATIONS UNDER CAPITAL LEASES
o non-current portion .......................................               1,939                1,874
                                                                -----------------    -----------------
STOCKHOLDER'S DEFICIENCY
                                                                -----------------    -----------------
Enraf-Nonius B.V.: Common stock:
       NLG 1,000 par value; authorized 20,000 shares; issued
           and outstanding 19,183 shares ....................              19,183               19,183
       Additional paid-in capital ...........................               1,000                1,000
Enraf-Nonius S.A.: Common stock:
       FF 100 par value; authorized 30,500 shares; issued and
           outstanding 30,500 shares ........................                 999                  999
       Additional paid-in capital ...........................               8,188                8,188
Enraf-Nonius Medizintechnik GmbH: Common stock:
       DEM 1,000 par value; authorized 750 shares; issued and
           outstanding 750 shares ...........................                 842                  842
       Additional paid-in capital ...........................                --                     90
Enraf-Nonius N.V.: Common stock:
       BEF 0 par value; authorized 2,500 shares; issued and
           outstanding 2,500 shares .........................               2,861                2,861
       Additional paid-in capital ...........................                --                  1,635
Translation adjustment ......................................                  22                   12
Accumulated deficit .........................................             (40,705)             (45,214)
                                                                -----------------    -----------------
Total stockholder's deficiency ..............................              (7,610)             (10,404)
                                                                -----------------    -----------------
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY ..............              42,418               26,652
                                                                =================    =================

SEE ACCOMPANYING NOTES.

                                                          ENRAF-NONIUS COMPANIES


COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                                     UNAUDITED
                                              YEAR ENDED          SIX MONTHS ENDED
                                              DECEMBER 31,           JUNE 30,
                                           ------------------    ------------------
(NLG 000'S)                                  1997       1996      1998        1997
                                           -------    -------    -------    -------
Net sales ..............................    64,159     66,286     29,129     31,739
Cost of sales ..........................    33,917     39,617     15,874     16,951
                                           -------    -------    -------    -------
Gross profit ...........................    30,242     26,669     13,255     14,788
Selling, general and administrative
       expenses ........................   (36,849)   (36,915)    16,874     18,078
                                           -------    -------    -------    -------
LOSS FROM OPERATIONS ...................    (6,607)   (10,246)    (3,619)    (3,290)
Other income (expense):
     o  Interest expense, net ..........      (448)      (639)      (890)       (66)
     o  Other financial income (expense)       (78)        27       --           78
                                           -------    -------    -------    -------
Other income (expense), net ............      (526)      (612)      (890)        12
                                           -------    -------    -------    -------
LOSS BEFORE INCOME TAXES ...............    (7,133)   (10,858)    (4,509)    (3,278)
Income tax benefits ....................     1,244      3,085       --          428
                                           -------    -------    -------    -------
NET LOSS ...............................    (5,889)    (7,773)    (4,509)    (2,850)
OTHER COMPREHENSIVE INCOME, NET OF TAX
Foreign Currency translation adjustment          8         12        (10)         1
                                           -------    -------    -------    -------
COMPREHENSIVE INCOME ...................    (5,881)    (7,761)    (4,519)    (2,849)
                                           =======    =======    =======    =======

SEE ACCOMPANYING NOTES.

                                                          ENRAF-NONIUS COMPANIES

COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY/(DEFICIENCY)

                                                         ACCUMULATED                       TOTAL
                                           ADDITIONAL       OTHER                       STOCKHOLDER'S
                                  COMMON    PAID-IN     COMPREHENSIVE    ACCUMULATED        EQUITY/
(NLG 000'S)                       STOCK     CAPITAL        INCOME          DEFICIT       (DEFICIENCY)
                                 -------   ----------   -------------    -----------    -------------
Balance at December 31, 1995 .    20,250        9,188               2        (27,043)           2,397
Capital contributed upon
       incorporation (Germany)       842                                                          842
Capital increase (Belgium) ...     2,793                                                        2,793
Other comprehensive income ...                                     12                              12
Net loss .....................                                                (7,773)          (7,773)
                                 -------   ----------   -------------    -----------    -------------
Balance at December 31, 1996 .    23,885        9,188              14        (34,816)          (1,729)
Other comprehensive income ...                                      8                               8
Net loss .....................                                                (5,889)          (5,889)
                                 -------   ----------   -------------    -----------    -------------
Balance at December 31, 1997 .    23,885        9,188              22        (40,705)          (7,610)
Additional paid-in capital ...                  1,725                                           1,725
Net loss (unaudited) 1998 ....                                                (4,509)          (4,509)
Other comprehensive income
(unaudited) ..................                                    (10)                            (10)
                                 -------   ----------   -------------    -----------    -------------
Balance at June 30, 1998
(unaudited) ..................    23,885       10,913              12        (45,214)         (10,404)
                                 =======   ==========   =============    ===========    =============

SEE ACCOMPANYING NOTES.

                                                          ENRAF-NONIUS COMPANIES

COMBINED STATEMENTS OF CASH FLOWS

                                                                                   UNAUDITED
                                                            YEAR ENDED          SIX MONTHS ENDED
                                                            DECEMBER 31,            JUNE 30,
                                                         ------------------    ------------------
(NLG 000'S)                                               1997        1996      1998        1997
                                                         -------    -------    -------    -------
OPERATING ACTIVITIES
Net loss .............................................    (5,889)    (7,773)    (4,509)    (2,850)
Adjustments to reconcile net loss to net cash provided
by (used in) operating activities
o  Depreciation ......................................     2,044      1,944        437      1,062
o  Amortization ......................................       213       --          107        107
o  Equity in earnings non-combined companies .........       (36)       (19)      --         --
o  Net changes in operating assets and liabilities:
       -- Receivables ................................     6,666     (3,003)      (251)     2,544
       -- Inventories ................................     4,745      2,391      3,950       (237)
       -- Due from related companies .................    (1,804)     1,947      2,797        117
       -- Prepaid expenses ...........................        93        230       (167)      (382)
       -- Bank overdraft .............................    (9,217)    (2,292)    12,799     (9,153)
       -- Accounts payable ...........................      (419)     1,375     (2,236)       800
       -- Accrued expenses and other payables ........     1,097       (254)     1,220        (71)
       -- Due to related companies ...................     5,739     (1,567)    (2,910)       320
       -- Increase in other obligations ..............       334        701       --        2,555
                                                         -------    -------    -------    -------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES ..     3,566     (6,320)    11,237     (5,188)
INVESTING ACTIVITIES .................................     1,282     (2,285)     4,418      1,793
Decrease in capital leases (incl. current portion) ...      (125)      (110)       (65)       (60)
                                                         -------    -------    -------    -------
NET CASH FROM (USED IN) INVESTING ACTIVITIES .........     1,157     (2,395)     4,353      1,733
FINANCING ACTIVITIES
Increase in share capital ............................      --        3,635       --         --
Increase in paid-in capital ..........................      --         --        1,725       --
Increase related companies (internal bank) ...........       240      4,498    (29,100)     7,091
Proceeds from long term debts ........................      --         --        7,320       --
Translation of foreign currencies ....................         8         12        (10)         1
                                                         -------    -------    -------    -------
NET CASH FROM FINANCING ACTIVITIES ...................       248      8,145    (20,065)     7,092
Net increase (decrease) in cash and cash equivalents .     4,971       (570)    (4,475)     3,637
Cash and cash equivalents at beginning of period .....     1,398      1,968      6,369      1,398
                                                         -------    -------    -------    -------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ...........     6,369      1,398      1,894      5,035
                                                         =======    =======    =======    =======

                                                          ENRAF-NONIUS COMPANIES

SUPPLEMENTAL DISCLOSURES OF CERTAIN CASH FLOW INFORMATION

Interest and corporate taxes are settled between group entities and the parent without the exchange of cash (December 31, 1997 and 1996 and June 30, 1997).

Cash paid for interest during the six months ended June 30, 1998 amounted to 791 (unaudited).


SEE ACCOMPANYING NOTES.

                                                          ENRAF-NONIUS COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

The combined balance sheet as of December 31, 1997 and the accompanying combined statements of operations and comprehensive loss, stockholder's equity/(deficiency) and cash flows for the two years ended December 31, 1997 and 1996 have been audited by Moret Ernst & Young Accountants, The Hague, The Netherlands.

The interim financial statements at June 30, 1998 and 1997 have not been audited.


1      ORGANIZATION

The Enraf-Nonius Companies (the Group) are comprised of Enraf-Nonius B.V. (the Company), Enraf-Nonius N.V., Enraf-Nonius S.A. and Enraf-Nonius Medizintechnik GmbH. They are engaged in the development, manufacture and marketing of medical products, including ultrasound and electronic stimulation used in pain management, physical therapy and rehabilitation.

As more fully described in Note 15 -- Subsequent Event, the Enraf-Nonius Companies were sold as a group subsequent to December 31, 1997 by their common ultimate parent, Delft Instruments NV.


2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING PRINCIPLES BASIS AND COMBINATION

       The accompanying combined financial statements have been prepared on the basis of generally accepted accounting principles as promulgated in the United States of America. They present the financial position, results of operations, cash flows and changes in stockholder's deficiency of the Enraf-Nonius Companies as though they comprised one, consolidated entry. The combined financial statements include the financial information of the following entities:

                                                              ISSUED AND OUTSTANDING
     NAME                             LEGAL SEAT                  COMMON STOCK
---------------------------------     ----------------------  ----------------------
Enraf-Nonius B.V.                     Delft, The Netherlands    NLG       19,183,000
Enraf-Nonius N.V.                     Oudenaarde, Belgium       BEF       52,500,000
Enraf-Nonius S.A.                     Sevran, France            FF         3,050,000
Enraf-Nonius Medizintechnik GmbH      Solingen, Germany         DEM          750,000

Investments in affiliates are accounted for using the equity method.

                                                          ENRAF-NONIUS COMPANIES

The principal currency of operations and that of the Group's common parent is Dutch guilders. Accordingly, Dutch guilders have been used as the reporting currency for this presentation. The functional currency of each of the Group's entities is its respective local currency. Consequently, all differences arising from the translation of Group entity financial statements have been included in "Accumulated Other Comprehensive Income" in the Statements of Changes in Stockholder's Equity/ (Deficiency).

All significant intercompany balances and transactions have been eliminated in the combinations.

REVENUE RECOGNITION

Revenue is recognized upon shipment of products to customers, at which time the ownership of the products transfers to the buyer.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist principally of demand deposits with financial institutions having maturities of less than three months from the balance sheet date.

INVENTORIES

Inventories are stated at the lower of cost determined by the first-in, first-out (FIFO) method or market. Market is based on net realizable value. Cost includes the acquisition of materials and components, direct labor and overhead.

FINANCIAL INSTRUMENTS

The Group's financial instruments consist of cash equivalents, accounts receivable, notes receivable, investments and accounts payable. The fair values of these instruments approximate their carrying values.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives (ranging from 3 to 33 years). Maintenance and expenses are charged to expense as incurred. Major renewals and improvements are capitalized.

                                                          ENRAF-NONIUS COMPANIES

INTANGIBLES

The excess of cost over the fair value of net assets acquired is amortized on a straight-line basis over period of 3 years. This is based upon the estimated future demand for particular physio-therapy equipment and activities, the production and marketing rights of which were acquired from third parties.

The carrying value of intangible assets is periodically reviewed by management. Based upon analyses, management believes that no material impairment of intangible assets exists as of December 31, 1997 and the estimated useful life continues to approximate its useful life.

INVESTMENT IN AFFILIATES

Investments in affiliates are valued at their respective net asset values.

ADVERTISING COSTS

Advertising costs are expensed as incurred and amounted to approximately NLG 2.6 million and NLG 2.7 million for the years ended December 31, 1997 and 1996, respectively. These expenses were NLG 0.7 million and NLG 1.2 million for the six months periods ended June 30, 1998 and 1997, respectively (unaudited).

INCOME TAXES

The Group records income taxes using the asset and liability method. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred and amounted to approximately NLG 5.2 million and NLG 6.4 million for the years ended December 31, 1997 and December 31, 1996, respectively. Such expense was NLG 2.4 million and NLG 2.6 million for the six months periods ended June 30, 1998 and 1997, respectively (unaudited).

                                                          ENRAF-NONIUS COMPANIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions such as allowances for doubtful accounts and depreciation and amortization rates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PENSIONS

In addition to State Pension Plans in the Group's respective countries, all of the Dutch company's employees of 25 years and older are insured under the industrial pension fund for the Metal Industry, which is a multi-employer plan. The plan is funded by way of an annual average premium contribution. Pension expense represents amounts assessed by the plan. Certain personnel of the Dutch Company and of the German Company are covered under defined benefit plans, the obligations for prior and future years of which are provided for on the basis of actuarial calculations. The funding of the Dutch Company's plan is made by way of annual premiums to an insurance company.

FOREIGN CURRENCY TRANSACTIONS

Assets, liabilities, revenue, expenses, gains or losses arising from foreign currency transactions are recorded in the functional currency of the recording entity at the exchange rate in effect at the date of the transaction. At each balance sheet date, recorded balances denominated in a currency other than the recording entity's functional currency are translated at the approximate exchange rate prevailing at that date. The resulting exchange gains and losses are recorded in the results of operations.

TRANSLATION OF FOREIGN COMPANIES' FINANCIAL STATEMENTS

Financial statements of the non-Dutch group entities are translated into Dutch Guilder equivalents as follows:

o Balance sheet items are translated at the approximate exchange rate prevailing at the balance sheet date.

o Income statement items are translated at the average exchange rate for the year.

        Translation results therefrom are recorded in "Other Comprehensive Income."

                                                          ENRAF-NONIUS COMPANIES

3      INVENTORIES

Inventories consist of the following:

                                                                      UNAUDITED
                                                      DECEMBER 31,     JUNE 30,
(NLG 000'S)                                              1997            1998
                                                      ------------    ---------
Work in process and semi-manufactured goods .......          6,744        2,784
Finished goods ....................................          8,467        8,721
                                                      ------------    ---------
                                                            15,211       11,505
Less: reserve for slow-moving and obsolete products         (4,800)      (5,044)
                                                      ------------    ---------
Total .............................................         10,411        6,461
                                                      ============    =========

4      PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following (NLG 000's):

                                                                      UNAUDITED
                                                      DECEMBER 31,     JUNE 30,
(NLG 000'S)                                               1997          1998
                                                      ------------    ---------
Land and buildings ................................         12,200        2,613
Machinery and equipment ...........................            280         --
Other .............................................          7,134        4,480
                                                      ------------    ---------
                                                            19,614        7,093
Less: accumulated depreciation ....................        (11,067)      (3,401)
                                                      ------------    ---------
Net property, plant and equipment .................          8,547        3,692
                                                      ============    =========

Depreciation expense amounts to 2,044 for the year ended December 31, 1997 and 437 for the period ended June 30, 1998 (unaudited).

Land and buildings include a building in France under capital lease. At December 31, 1997, the cost value amounted to 2,613 and accumulated depreciation to 395. Depreciation expenses are included in total depreciation expense.

The production plant and related fixed assets of Enraf-Nonius' location at Brunssum (with a book value at December 31, 1997 of 4.5 million) have been transferred during 1998 to a Delft Instruments Company.

                                                          ENRAF-NONIUS COMPANIES

5      INVESTMENTS IN AFFILIATES

Investments in affiliates represents 40,000 shares (40%) of the issued and outstanding shares of Enraf-Nonius Medical Equipment Co. Ltd., Thailand, and 600 shares (25%) of Stas Doyer Hydrotherapie S.A., France. Both are sales companies. The Group's equity in the results of operations of these affiliates is not material and has been included in other financial income and expense.


6      BANK OVERDRAFT

As at June 30, 1998 the bank overdraft is secured by a pledge of accounts receivable (December 31, 1997 unsecured).


7      LONG-TERM DEBTS

The long-term debts consist of an interest bearing 7-year debt of NLG 3,320,000 and a non-interest bearing 7-year debt of NLG 4,000,000, both payable to Delft Instruments group companies.

The repayment of the interest bearing debt is dependent on the payment of certain pension obligations of a German Delft Instruments group company. The interest rate is equal to the interest rate used by the German Pension Insurance Authority.

The repayment of the non-interest bearing debt is dependent on the payment of certain restructuring costs of two Dutch Delft Instruments group companies.

Aforementioned long-term debts are secured by a first right of pledge on the Enraf-Nonius intellectual property rights (trade marks, patent rights and related copyrights).

8      PENSION OBLIGATIONS

The Group's entities are assessed pension contributions by their respective countries' State pension funds. All obligations under these plans are paid by the employees.

All of the Dutch entity's employees over the age of 25 are participants in that country's Pension Fund for the Dutch Metal Industry. This is a multi-employer plan. Pension contributions assessed by this plan and expensed during 1996 and 1997 were approximately NLG 232,000 and NLG 260,000, respectively. Pension expense accrued for anticipated assessments for the six months periods ended June 30, 1998 and 1997 are NLG 135,000 and NLG 130,000, respectively (unaudited).

                                                          ENRAF-NONIUS COMPANIES

Approximately, 10% respectively 80% of the employees of the Dutch and German entities participate in a defined benefit plan. The following table sets forth the funded status and net pension expense of these plans as of and for the year ended December 31, 1997. Pension expense recognized under these plans for the six months periods ended June 30, 1998 and 1997 was NLG 66,000 and NLG 100,000, respectively (unaudited).

                                                                     (NLG 000'S)
                                                                     ----------
ABO -- Accumulated Benefit Obligations .......................            1,550
                                                                     ----------
PBO -- Projected Benefit Obligations .........................            1,870
MVA -- Marketable Value of Assets ............................             (123)
                                                                     ----------
Funded status ................................................            1,747
Unrecognized loss ............................................               77
Prepaid pension costs ........................................               NA
                                                                     ----------
UTA -- Unfunded transitional amount ..........................            1,824
                                                                     ==========

Service costs for 1997 were some NLG 100,000. The individual components thereof were not material.

Below is a summary of significant actuarial assumptions used:

o Discount rates ...................................................          6%
                                                                       ---------
o Rates of increase in compensation levels -- general increase .....     1.75-2%
                                                                       ---------
o Rates of increase in compensation levels -- specific increase ....        0-2%
                                                                       ---------
o Mortality tables .................................................   1982/1990
                                                                       ---------
o Withdrawal .......................................................      10-50%
                                                                       =========
9      INCOME TAXES

Through December 31, 1997, Enraf-Nonius B.V. was included in the consolidated tax return of Delft Instruments NV. All deferred tax assets and liabilities were accounted for by the parent and current tax assets and liabilities were settled through intercompany accounts at a nominal tax rate of 35%.

Through December 31, 1997, Enraf-Nonius S.A. was included in the consolidated tax return of Delft Instruments S.A., a subsidiary of Delft Instruments N.V.

German and Belgian companies each operated as separate tax paying entities.

                                                          ENRAF-NONIUS COMPANIES

As a result of the transaction described in Note 15 -- Subsequent Event, the Dutch and French entities in the Group ceased participating in their parent's tax returns effective from January 1, 1998.

The companies in the Group have substantial deferred tax assets arising primarily from net operating costs carry-forwards which were not utilized in their tax returns or those of their parent companies. As of December 31, 1997, such unutilized carry-forwards were approximately NLG 10 million. As of June 30, 1998, such amounts approximated NLG 14 million (unaudited). All deferred tax assets of the Group have been fully offset by a valuation allowance due to the uncertainty of their realization.


10     COMMITMENTS

LEASES

Leases are generally for buildings, cars, computers and office equipment. As of December 31, 1997, future minimum lease commitments to which Group entities are committed consisted of the following:

                                                            CAPITAL    OPERATING
(NLG 000'S)                                                  LEASE       LEASE
                                                            -------    ---------
1998 ....................................................       354        1,030
1999 ....................................................       354          892
2000 ....................................................       354          687
2001 ....................................................       354          517
2002 ....................................................       354          458
Thereafter ..............................................     1,420          867
                                                            -------    ---------
Total, including interest ...............................     3,190        4,451
                                                                       =========
Amount representing interest ............................    (1,104)
                                                            -------
Net amount (long-term and short-term portions) ..........     2,086
                                                            =======

The interest rate of the capital lease of the French building amounts to 10% approximately.

Total rental expense was approximately NLG 0.9 million and NLG 0.9 million for the years ended December 31, 1997 and 1996. Rental expense was NLG 0.8 million and NLG 0.4 million for the six months periods ended June 30, 1998 and 1997, respectively (unaudited).

                                                          ENRAF-NONIUS COMPANIES

UNRECORDED PURCHASE OBLIGATIONS

In a 50/50 partnership with the Dutch Government the Company entered into a five year contract in 1997 with three local university research partners to perform research and development activities in the physiotherapy field. The total obligation to the Company and the government under the contract amounts to approximately NLG 2.4 million. Of this amount at December 31, 1997, NLG 103,000 has been fulfilled and invoiced to the Company. The remaining amount is to be spent over the remaining 4 years of which NLG 100,000 has been fulfilled at June 30, 1998 (unaudited).

11     CONTINGENCIES

LITIGATIONS AND CLAIMS

At December 31, 1997, the Group is subject to legal proceedings and claims arising in the ordinary course of business. According to management, the ultimate outcome thereof will not have a material adverse effect upon the combined financial position and combined statements of deficiency of the Group.

12     CREDIT FACILITIES

On a yearly basis, the parent of the Enraf-Nonius companies, Delft Instruments NV renegotiates credit agreements with various banks for the Delft Instruments Companies, including the Group. Delft Instruments (internal bank) provides loans to its various subsidiaries under the total credit facility and allows overdraft facilities. The extent thereof is monitored by Delft Instruments NV. At December 31, 1997, these short-term loans to the Company amounted to NLG 29 million. In 1997, the interest rate amounted to some 4%.

At December 31, 1997, the Company had guarantees outstanding provided by banks of NLG 1.3 million for performance and bid bonds.

                                                          ENRAF-NONIUS COMPANIES

13     RELATED PARTY TRANSACTIONS


AMOUNTS DUE TO AND FROM RELATED COMPANIES

Delft Instruments Group Companies were related Companies up to May 29, 1998. From that date Henley Healthcare Group Companies are related Companies.

Receivables due to and from affiliates consist of the following at:


                                                                     UNAUDITED
                                                     DECEMBER 31,    JUNE 30,
(NLG  000'S)                                             1997          1998
                                                     ------------    ---------
Due to related companies .......................           32,010         --
Less: due from related companies ...............           (4,266)      (1,469)
                                                     ------------    ---------
Total ..........................................           27,744       (1,469)
                                                     ============    =========

The amounts due to and from Delft Instruments Group Companies were settled at May 29, 1998.


INCOME AND EXPENDITURES

                                                                       UNAUDITED
                                                       DECEMBER 31,     JUNE 30,
(NLG  000'S)                                             1997            1998
                                                       ------------    ---------
Net sales ..........................................          6,300         --
                                                       ============    =========
Interest expense ...................................          1,110          740
Leverage interest received .........................         (1,041)        --
Group's share in holding costs .....................          2,233         --
Rent (net) and services ............................            912          784
                                                       ------------    ---------
Total ..............................................          3,214        1,524
                                                       ============    =========

                                                          ENRAF-NONIUS COMPANIES

14     NONMONETARY TRANSACTIONS

In 1996, the Company decided to ensure a consistent flow of components for one of its cardio products by entering into an agreement with an Italian manufacturer of small turbines. Agreed was, that the Company would trade for each finished product in exchange for 3.3 turbines (the major component of the finished product). The turbines were valued at cost, based on the calculated cost price of the finished product. The Company was not as successful as expected in the cardio segment, and components with a value of some NLG 900,000 have now been fully provided for.

15     SUBSEQUENT EVENT

Per agreements dated March 6, 1998 and May 29, 1998, Delft Instruments NV has sold the Enraf-Nonius companies to Henley Healthcare, Inc., of Sugar Land, Texas, USA, a company traded on the NASDAQ SmallCap Market.

The production plant, machinery (with a book value at December 31, 1997 of NLG
4.5 million) and personnel of Enraf-Nonius B.V.'s location at Brunssum were not take over, but transferred to another Delft Instruments company, with whom an OEM contract was concluded. This deal is partly financed by a subordinated loan of NLG 9 million, granted by Delft Instruments to Henley Healthcare B.V., a newly established Dutch holding company.

In the first quarter 1998, as a pilot project for the Company's former holding company Delft Instruments, the Company entered into an agreement with a warehousing company in order to outsource the logistics department. After the acquisition by Henley Healthcare, the strategic decision was made to keep the logistic activities in house. The exit cost for this contract are still being negotiated, but are likely to be between NLG 500,000 and NLG 1,500,000 (unaudited).

                                    EXHIBITS

  Exhibit No.

        *2.1 Agreement for the Sale and Purchase of the Enraf-Nonius Companies, dated March 6, 1998, by and between Henley Healthcare, Inc. on behalf of Henley Healthcare B.V. and Delft Instruments Nederland B.V., Delft Instruments International B.V., Beheermaatschappij Elektroptik B.V., Delft Instruments France S.A., B.V. Industriele Houdstermaatschappij Odelca, Enraf-Nonius Technology B.V., Beheermaatschappij Oldelft B.V., Dimeq Verwaltungs GMBH Berlin and N.V. Verenigde Instrumentenfabrieken Enraf-Nonius.

        *2.2 Amendment to the Agreement Regarding the Sale and Purchase of the Enraf-Nonius Companies, dated May 29, 1998, by and between Henley Healthcare B.V. and Delft Instruments Nederland B.V., Delft Instruments International B.V., Beheermaatschappij Elektroptik B.V., Delft Instruments France S.A., B.V. Industriele Houdstermaatschappij Odelft, Enraf-Nonius Technology B.V., Beheermaatschappij Oldelca B.V., Dimeq Verwaltungs GMBH Berlin and N.V. Verenigde Instrumentenfabrieken Enraf-Nonius.

        *10.1 Subordinated Loan Agreement dated as of May 29, 1998, by and between Delft Instruments Nederland B.V., Henley Healthcare B.V., and Henley Healthcare Inc.

        *10.2 Fourth Amendment to Amended and Restated Loan Agreement, dated effective May 29, 1998, by and between Henley Healthcare, Inc. and Comerica Bank-Texas.

        *10.3 Amendment to Subordination Agreement dated as of May 29, 1998 by and between Maxxim Medical, Inc., Henley Healthcare, Inc. and Comerica Bank-Texas.

        *10.4 Joinder Agreement dated effective as of May 29, 1998, executed by Henley Healthcare, B.V.

        *10.5 Second Modification to Convertible Subordinated Promissory Note, dated as of June 5, 1998, between Henley Healthcare, Inc. and Maxxim Medical, Inc.

        *10.6   Revolving Loan Agreement with Bank of Artesia.

        **23.1  Consent of Moret Ernst & Young Accountants
----------------

       *        Previously included with Form 8-K/A filed on August 14, 1998.
       **       Filed herewith.